Exhibit 99.1

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

Benefitfocus Announces Second Quarter 2021 Financial Results

Delivers on second quarter financial commitments

Raising bar towards industry leadership in service excellence

Charleston, S.C. – August 3, 2021 –  Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading benefits technology platform that simplifies benefits administration for employers, health plans and brokers, today announces its second quarter 2021 financial results.

Second quarter financial highlights:

•	Revenue of $60.9 million exceeds high end of guidance
•	GAAP EPS of ($0.50) vs. ($0.38) in second quarter 2020
•	Non-GAAP EPS of ($0.18) vs. ($0.26) in second quarter 2020
•	Adjusted EBITDA of $9.6 million, up 4% year over year
•	Operating cash flow of $9.2 million and free cash flow of $6.6 million
•	Cash and marketable securities of $193 million, up $4 million from prior quarter

Other recent highlights:

•	Announced addition of four accomplished and experienced industry leaders to Benefitfocus management team
•	Strengthened board experience, independence and diversity with addition of John Park
•	Added full suite of voluntary benefits offerings from Standard Insurance Company to Benefit Catalog
•	Delivered product enhancements for shopping and quoting functions for Health Plans to further simplify selling and distribution through an automated, insight-driven experience for brokers and groups

“Building a great business starts with building a great team,” said Matt Levin, president and chief executive officer. “I’m excited about the management announcements we made earlier today and believe we have attracted some of the best talent in the industry. My expectation is for these key additions, together with the dedicated team we have in place today, to raise the bar on service excellence in our industry. I believe delivering an exceptional customer experience is our most important priority and our biggest lever to drive higher levels of sustainable organic growth.”

“Benefitfocus again delivered on our financial commitments,” said Alpana Wegner, chief financial officer. “We are regaining momentum and seeing particularly strong traction in the public sector as we look to return to pre-pandemic levels. We continued to generate free cash flow and have a solid cash position which gives us the flexibility to invest strategically in order to advance our growth strategy.”

Second Quarter 2021 Financial Highlights

Revenue

•	Total revenue was $60.9 million, down 2% compared to the second quarter of 2020.
•	Software services was $50.2 million, up 1% compared to the second quarter of 2020. Software services is comprised of subscription and platform revenue.
o	Subscription revenue was $44.3 million, up 1% compared to the second quarter of 2020.
o	Platform revenue was $5.9 million, down 4% compared to the second quarter of 2020.
•	Professional services revenue was $10.7 million, down 13% compared to the second quarter of 2020.

Net Loss

•

GAAP net loss available to common stockholders was ($16.6) million, compared to ($12.3) million in the second quarter of 2020. GAAP net loss per share was ($0.50), based on 33.1 million basic and diluted weighted average common shares outstanding, compared to ($0.38) for the second quarter of 2020, based on 32.1 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss, Adjusted EBITDA and Free Cash Flow

•

Non-GAAP net loss available to common stockholders was ($5.9) million compared to ($8.2) million in the second quarter of 2020. Non-GAAP net loss per share was ($0.18) based on 33.1 million basic and diluted weighted average common shares outstanding, compared to ($0.26) in the second quarter of 2020, based on 32.1 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $9.6 million, compared to $9.3 million in the second quarter of 2020.
•	Free cash flow was $6.6 million, compared to $6.2 million in the second quarter of 2020.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•	Cash and cash equivalents and marketable securities at June 30, 2021 totaled $193.2 million, compared to $188.9 million at the end of the first quarter of 2021.
•	The full $50.0 million line of credit remains available to the company.

Business Outlook

Based on information available as of August 3, 2021, Benefitfocus is providing guidance for the third quarter as indicated below.

Third Quarter 2021

•	Total revenue is expected to be in the range of $58 million to $60 million.
•	Adjusted EBITDA is expected to be in the range of $5 million to $7 million.
•

Non-GAAP net loss available to common stockholders is expected to be between ($10.5) and ($8.0) million, or between ($0.31) and ($0.24) per share based on 33.1 million basic and diluted shares outstanding.

Full Year 2021

The company is reiterating guidance previously provided for Full Year 2021 as follows:

•	Total revenue is expected to be in the range of $254 million to $260 million.
•	Adjusted EBITDA is expected to be in the range of $44 million to $50 million.

•	Free cash flow is expected to be in the range of $20 million to $26 million.

Adjusted EBITDA and free cash flow guidance excludes the impact of restructuring and impairment charges.

Management has not reconciled forward-looking non-GAAP net loss, adjusted EBITDA or free cash flow to their most directly comparable GAAP measure of GAAP net loss or GAAP operating cash flows. This is because we cannot predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Tuesday, August 3, 2021, at 5:00 p.m. ET. To access this call, dial (855) 327-6837 (domestic) or +1 (631) 891-4304 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until August 10, 2021, and can be accessed by dialing (844) 512-2921 (domestic) or +1 (412) 317-6671 (international) with passcode 10015779.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire benefits industry through innovative technology solutions that bring efficiency, cost savings and simplicity to employee benefits administration. Our powerful cloud-based software, data-driven insights and thoughtfully designed services help employers, insurance brokers, health plans and suppliers address the complexity of benefits enrollment and engagement, while bringing easier access to health, wealth and lifestyle products through a world-class benefits experience. Our mission is simple: to improve lives with benefits.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income/loss, net loss/income, net loss/income per common share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income/loss, net loss/income and net loss/income per common share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, expense related to the impairment of goodwill, intangible assets and long-lived assets, gain or loss on extinguishment of debt, and costs not core to our business. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill, intangible assets and long-lived assets, transaction and acquisition-related costs expensed, restructuring costs, gain or loss on extinguishment of debt, and costs not core to our business. We define free cash flow as cash provided by or used in operating activities less capital expenditures, adjusted to eliminate restructuring costs. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; our ability to maintain our culture and recruit, integrate and retain qualified personnel, including our board; our ability to compete effectively and implement our growth strategy; the need to innovate and provide useful products and services; the immature and volatile nature of the market for our products and services; risks related to changing healthcare and other applicable regulations; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$60,904	$62,174	$125,967	$128,328
Cost of revenue(1)(2)(3)	28,030	30,397	56,623	64,309
Gross profit	32,874	31,777	69,344	64,019
Operating expenses:(1)(2)(3)
Sales and marketing	10,921	11,828	21,812	27,458
Research and development	11,103	11,045	21,935	22,813
General and administrative	17,574	9,381	27,436	19,896
Restructuring costs	2,727	5,616	4,127	5,616
Total operating expenses	42,325	37,870	75,310	75,783
Loss from operations	(9,451)	(6,093)	(5,966)	(11,764)
Other income (expense):
Interest income	54	97	111	523
Interest expense	(5,646)	(5,862)	(11,201)	(11,753)
Other income	64	2	22	7
Total other expense, net	(5,528)	(5,763)	(11,068)	(11,223)
Loss before income taxes	(14,979)	(11,856)	(17,034)	(22,987)
Income tax expense	41	6	83	11
Net loss	(15,020)	(11,862)	(17,117)	(22,998)
Preferred dividends	(1,600)	(462)	(3,200)	(462)
Net loss available to common stockholders	$(16,620)	$(12,324)	$(20,317)	$(23,460)
Comprehensive loss	$(15,020)	$(11,862)	$(17,117)	$(22,998)

Net loss per common share:
Basic and diluted	$(0.50)	$(0.38)	$(0.62)	$(0.73)
Weighted-average common shares outstanding:
Basic and diluted	33,080,257	32,058,387	32,787,162	32,348,673

(1) Stock-based compensation included in above line items:
Cost of revenue	$638	$633	$964	$1,300
Sales and marketing	927	594	1,507	1,474
Research and development	503	590	621	932
General and administrative	2,308	1,506	2,807	3,294

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$336	$323	$673	$640
Sales and marketing	77	83	153	174
Research and development	113	114	226	223
General and administrative	43	48	85	100

(3) Transaction and acquisition-related costs expensed included in above line items:
General and administrative	$6	$215	$160	$407

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of June 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$98,062	$90,706
Marketable securities	95,107	95,085
Accounts receivable, net	20,886	22,240
Contract, prepaid and other current assets	18,838	21,354
Total current assets	232,893	229,385
Property and equipment, net	27,001	29,701
Financing lease right-of-use assets	60,291	68,670
Operating lease right-of-use assets	986	1,107
Intangible assets, net	9,257	10,393
Goodwill	12,857	12,857
Deferred contract costs and other non-current assets	9,011	10,259
Total assets	$352,296	$362,372
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$3,639	$2,160
Accrued expenses	8,177	6,262
Accrued compensation and benefits	14,223	19,129
Deferred revenue, current portion	28,202	27,782
Lease liabilities and financing obligations, current portion	7,104	5,959
Total current liabilities	61,345	61,292
Deferred revenue, net of current portion	3,387	4,422
Convertible senior notes	190,089	184,308
Lease liabilities and financing obligations, net current portion	78,344	79,282
Other non-current liabilities	2,629	2,470
Total liabilities	335,794	331,774
Commitments and contingencies
Redeemable preferred stock:
Series A preferred stock, par value $0.001, 5,000,000 shares authorized, 1,777,778 and 1,777,778 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively, liquidation preference $45 per share as of June 30, 2021 and December 31, 2020, respectively	79,193	79,193
Stockholders' deficit:
Common stock, par value $0.001, 95,000,000 and 50,000,000 shares authorized, 33,234,786 and 32,327,439 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	33	32
Additional paid-in capital	430,451	427,431
Accumulated deficit	(493,175)	(476,058)
Total stockholders' deficit	(62,691)	(48,595)
Total liabilities, redeemable preferred stock and stockholders' deficit	$352,296	$362,372

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(17,117)	$(22,998)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	12,525	12,105
Stock-based compensation expense	5,899	7,000
Accretion of interest on convertible senior notes	5,780	5,894
Interest accrual on finance lease liabilities	3,244	44
Rent expense less than payments	(27)	(16)
Non-cash interest income on short-term investments	506	–
Impairment or loss on disposal of right-of-use assets and property and equipment	4,048	–
Provision for doubtful accounts	–	111
Changes in operating assets and liabilities:
Accounts receivable, net	1,354	3,711
Accrued interest on short-term investments	(101)	–
Contract, prepaid and other current assets	2,410	3,672
Deferred costs and other non-current assets	1,249	740
Accounts payable and accrued expenses	3,520	(7,318)
Accrued compensation and benefits	(4,907)	(4,139)
Deferred revenue	(615)	(2,850)
Other non-current liabilities	159	1,910
Net cash and cash equivalents provided by (used in) operating activities	17,927	(2,134)
Cash flows from investing activities
Purchases of short-term investments held to maturity	(48,427)	–
Proceeds from short-term investments held to maturity	48,000	–
Purchases of property and equipment	(4,483)	(7,075)
Net cash and cash equivalents used in investing activities	(4,910)	(7,075)
Cash flows from financing activities
Draws on revolving line of credit	–	10,000
Payments on revolving line of credit	–	(10,000)
Payments of debt issuance costs	–	(154)
Proceeds from issuance of preferred stock, net of issuance costs	–	79,840
Payments of preferred dividends	(3,200)	(462)
Repurchase of common stock	–	(9,667)
Proceeds from exercises of stock options and ESPP	322	225
Payments on financing obligations	(224)	(416)
Payments of principal on finance lease liabilities	(2,559)	(7,637)
Net cash and cash equivalents (used in) provided by financing activities	(5,661)	61,729
Net increase in cash and cash equivalents	7,356	52,520
Cash and cash equivalents, beginning of period	90,706	130,976
Cash and cash equivalents, end of period	$98,062	$183,496

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$–	$37

Benefitfocus, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$32,874	$31,777	$69,344	$64,019
Amortization of acquired intangible assets	336	323	673	640
Stock-based compensation expense	638	633	964	1,300
Total net adjustments	974	956	1,637	1,940
Non-GAAP gross profit	$33,848	$32,733	$70,981	$65,959

Reconciliation from Operating Loss to Non-GAAP Operating Income (Loss):
Operating loss	$(9,451)	$(6,093)	$(5,966)	$(11,764)
Amortization of acquired intangible assets	569	568	1,137	1,137
Stock-based compensation expense	4,376	3,323	5,899	7,000
Transaction and acquisition-related costs expensed	6	215	160	407
Impairment of long-lived assets	4,003	—	4,003	—
Costs not core to our business	1,717	—	3,598	—
Total net adjustments	10,671	4,106	14,797	8,544
Non-GAAP operating income (loss)	$1,220	$(1,987)	$8,831	$(3,220)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(15,020)	$(11,862)	$(17,117)	$(22,998)
Depreciation	3,444	3,926	7,067	7,722
Amortization of software development costs	2,159	1,727	4,321	3,246
Amortization of acquired intangible assets	569	568	1,137	1,137
Interest income	(54)	(97)	(111)	(523)
Interest expense	5,646	5,862	11,201	11,753
Income tax expense	41	6	83	11
Stock-based compensation expense	4,376	3,323	5,899	7,000
Transaction and acquisition-related costs expensed	6	215	160	407
Restructuring costs	2,727	5,616	4,127	5,616
Impairment of long-lived assets	4,003	—	4,003	—
Costs not core to our business	1,717	—	3,598	—
Total net adjustments	24,634	21,146	41,485	36,369
Adjusted EBITDA	$9,614	$9,284	$24,368	$13,371

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(15,020)	$(11,862)	$(17,117)	$(22,998)
Amortization of acquired intangible assets	569	568	1,137	1,137
Stock-based compensation expense	4,376	3,323	5,899	7,000
Transaction and acquisition-related costs expensed	6	215	160	407
Impairment of long-lived assets	4,003	—	4,003	—
Costs not core to our business	1,717	—	3,598	—
Total net adjustments	10,671	4,106	14,797	8,544
Non-GAAP net loss	$(4,349)	$(7,756)	$(2,320)	$(14,454)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(4,349)	$(7,756)	$(2,320)	$(14,454)
Preferred dividends	(1,600)	(462)	(3,200)	(462)
Non-GAAP net loss available to common stockholders	$(5,949)	$(8,218)	$(5,520)	$(14,916)

Weighted average shares outstanding - basic and diluted	33,080,257	32,058,387	32,787,162	32,348,673
Shares used in computing non-GAAP net loss per share - basic and diluted	33,080,257	32,058,387	32,787,162	32,348,673
Non-GAAP net loss per common share - basic and diluted	$(0.18)	$(0.26)	$(0.17)	$(0.46)

Reconciliation of Cash Flows from Operations to Free Cash Flow:

Net cash and cash equivalents provided by (used in) operating activities	$9,163	$5,036	$17,927	$(2,134)
Purchases of property and equipment	(2,590)	(3,254)	(4,483)	(7,075)
Cash paid for restructuring costs	5	4,456	1,384	4,456
Total net adjustments	(2,585)	1,202	(3,099)	(2,619)
Free Cash Flow	$6,578	$6,238	$14,828	$(4,753)